EXHIBIT C
               Form of Certificate of Designation










            CERTIFICATE OF THE DESIGNATIONS, POWERS,
            PREFERENCES AND RELATIVE, PARTICIPATING,
        OPTIONAL OR OTHER RIGHTS, AND THE QUALIFICATIONS,
             LIMITATIONS OR RESTRICTIONS THEREOF, OF

              SERIES A CONVERTIBLE PREFERRED STOCK



                               OF



               PIONEER HI-BRED INTERNATIONAL, INC.



     Pioneer Hi-Bred International, Inc., an Iowa corporation (the "Corporation"), does hereby certify that the Board of Directors of the Corporation duly adopted the following resolution, at a meeting duly convened and held on August 5, 1997, in respect of a series of Preferred Stock of the Corporation, pursuant to authority conferred upon the Board by
Article IV of the Articles of Incorporation of the Corporation and in accordance with Section ____ of the Business Corporation Act of the State of Iowa:

     BE IT RESOLVED, that the issuance of a series of Preferred
Stock of the Corporation is hereby authorized, and the designation, amount, powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, of the shares of such series of Preferred Stock of the Corporation, are hereby fixed as follows:

     1.   DESIGNATION; CLASS AND AMOUNT; CERTAIN DEFINITIONS.
The series of Preferred Stock, the issuance of which is hereby authorized, shall comprise 200,000 shares the distinctive serial designation of which shall be "Preferred Stock, Series A", which is sometimes herein referred to as "Series A Convertible Preferred Stock". Each share of Series A Convertible Preferred Stock shall be identical in all respects with all other shares of Series A Convertible Preferred Stock. The number of shares of Series A Convertible Preferred Stock which are purchased or otherwise acquired by the Corporation or converted into Common Stock shall be canceled and shall revert to authorized but unissued shares of Series A Convertible Preferred Stock undesignated as to series. The Corporation shall not issue, sell or otherwise transfer shares of Series A Convertible Preferred Stock to any Person other than the members of the Investor Group. Certain capitalized terms used herein have the meanings specified therefor in Section 10 below.

     2. DIVIDENDS. (a) Except as set forth in the Investment Agreement, each Holder of shares of Series A Convertible Preferred Stock shall participate with the holders of Common Stock in all Dividends, when, as and if declared by the Board and paid or distributed by the Corporation on or in respect of the Common Stock on a share for share basis and in like tenor and forms as the Dividend paid on the Common Stock as if all shares of Series A Convertible Preferred Stock were converted into the number of shares of Common Stock (whether or not the Series A Convertible Preferred Stock is then so convertible) calculated in accordance with Section 6 below, immediately prior to the record date for such Dividend. Except as set forth above, holders of shares of Series A Convertible Preferred Stock shall not be entitled to receive any dividends. Except to the extent payable in respect of dividends paid on the Common Stock, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on shares of Series A Convertible Preferred Stock.

     (b) Dividends on the Series A Convertible Preferred Stock in respect of each Dividend shall be payable, when and if declared by the Board of Directors, concurrently with each date of payment (each such date, a "Dividend Payment Date") by the Corporation of Dividends on the Common Stock. Dividends payable in cash shall be paid by wire transfer in immediately available funds to the accounts designated by the respective Holders in written notices given to the Corporation at least two Business Days prior to the payment date or by such other means as may be agreed to by the Corporation and the respective Holders.

     (c) The Corporation will cause written notice of each Dividend on the Series A Convertible Preferred Stock to be given to each Holder within five Business Days after it is determined by the Board of Directors.

     3. VOTING RIGHTS. (a) Except as otherwise provided herein or as required by law, the Holders of Series A Convertible
Preferred Stock shall not be entitled to any Vote.

     (b) At any meeting called for the purpose of voting on (or acting by written consent with respect to) any matter to be voted upon by the holders of Common Stock of the Corporation, the holders of shares of Series A Convertible Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters so submitted to a vote of stockholders of the Corporation. At any such meeting or in connection with any such action by written consent, each share of Series A Convertible Preferred Stock shall carry, as of the record date applicable to such vote, a number of votes equal to the Per Share Vote Amount as calculated by the Corporation for such meeting.

     (c) In accordance with Section 6.2(b) of the Investment Agreement, the Corporation will cause written notice of any vote as to which holders of Common Stock are entitled to vote as a separate class or voting group under the Articles of Incorporation or Iowa Law (a "Class Vote"), to be given to each Holder at least 15 Business Days prior to such Class Vote.

     4. LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders of shares of Series A Convertible Preferred Stock then outstanding shall be entitled, for each share of Series A Convertible Preferred Stock, to be paid out of the assets of the Corporation available for distribution to its stockholders the amount of cash or other property that would be payable on the number of shares of Common Stock then issuable upon conversion of such share of Series A Convertible Preferred Stock (whether or not then convertible) (such amount payable being adjusted appropriately to reflect any stock split, stock dividend, reverse stock split, or any transaction with comparable effect upon the Common Stock) (the "Liquidation Preference"). This entitlement of the Holders of shares of Series A Convertible Preferred Stock, to the extent equal to $.01 for each share of Series A Convertible Preferred Stock, shall be satisfied before any similar payment shall be made or any assets distributed to the holders of the Common Stock or any other security junior in rank to the Series A Convertible Preferred Stock as to distribution of assets upon such dissolution, liquidation or winding up and otherwise shall be satisfied on a pari passu basis with the holders of the Common Stock. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to all of the Holders of the outstanding shares of Series A Convertible Preferred Stock, then the Holders of all such shares shall share ratably in such distribution of assets in accordance with the liquidation preference to which they are entitled. For the purposes of this section, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

     5.   RESTRICTIONS ON TRANSFER.  The shares of Series A
Convertible Preferred Stock are subject to the provisions of the Investment Agreement (including the provisions thereof restricting transfer of such stock).

     6. CONVERSION. (a)(i) Concurrently with the transfer of Beneficial Ownership of any share of Series A Convertible Preferred Stock to any Person other than the Investor or another member of the Investor Group or Other Investor Affiliate, such share of Series A Convertible Preferred Stock shall convert into [100] [FN]Number of shares of Common Stock each share is convertible into is subject to adjustment prior to Closing in the event of a stock split, stock combination or similar adjustment in the number of shares of Common Stock outstanding./[FN] fully-paid and non-assessable shares of Common Stock (as adjusted pursuant to Section 6(c)), in accordance with the procedures provided in clause (b) of this Section 6.



          (ii) At any time (x) at the direction of the Corporation, but only if the Corporation intends to recommend approval of a Voting Amendment (as defined in the Investment Agreement), and (y) at the direction of the Investor, following the approval and effectiveness of a Voting Amendment, shares of Series A Convertible Preferred Stock shall be mandatorily convertible into fully-paid and non-assessable shares of Common Stock, with each share of Series A Convertible Preferred Stock being converted into [100] [FN]Number of shares of Common Stock each share is convertible into is subject to adjustment prior to Closing in the event of a stock split, stock combination or similar adjustment in the number of shares of Common Stock outstanding./[FN] shares of Common Stock (as adjusted pursuant to Section 6(c)).

          (iii) The Investor shall have the right, in accordance with Section 8.8 of the Investment Agreement, at any time that the Investor may exercise the Optional Conversion Right (as defined in the Investment Agreement) in accordance with the Investment Agreement, to cause all shares of Series A Convertible Preferred Stock to be converted into fully-paid and non-assessable shares of Common Stock, with each share of Series A Convertible Preferred Stock being converted into [100] [FN]Number of shares of Common Stock each share is convertible into is subject to adjustment prior to Closing in the event of a stock split, stock combination or similar adjustment in the number of shares of Common Stock outstanding./[FN] shares of Common Stock (as adjusted pursuant to Section 6(c)).

          (iv) At any time that all outstanding shares of Common Stock (or whatever security received upon conversion or exchange thereof) have the same vote per share, if any, without any time phase voting, all shares of Series A Convertible Preferred Stock shall be convertible into fully-paid and non-assessable shares of Common Stock, with each such share of Series A Convertible Preferred Stock being converted into [100] [FN]Number of shares of Common Stock each share is convertible into is subject to adjustment prior to Closing in the event of a stock split, stock combination or similar adjustment in the number of shares of Common Stock outstanding./[FN] shares of Common Stock (as adjusted pursuant to Section 6(c)).

          (v) Except as set forth in this Section 6(a), the shares of Series A Convertible Preferred Stock are not convertible at the option of the Holder thereof.

     (b) (i) Any Holder of shares of Series A Convertible Preferred Stock required (or in the case of clauses (iii) or (iv) above requesting) to convert any or all such shares into Common Stock shall surrender the certificate(s) evidencing such shares of Series A Convertible Preferred Stock of the Holder at the office of the transfer agent appointed for the purpose of such conversion by the Corporation. Such surrendered certificate(s), if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank.

          (ii) The Corporation shall, within one Business Day after such surrender of certificates evidencing shares of Series A Convertible Preferred Stock accompanied by written notice and in compliance with any other conditions contained herein, issue and deliver, or cause to be issued and delivered, to the Person(s) for whose account such certificate(s) evidencing shares of Series A Convertible Preferred Stock were so surrendered, or to the nominee(s) of such Person(s), certificates representing the number of full shares of Common Stock to which such Person shall be entitled pursuant to the then-applicable conversion rate. Such conversion shall be deemed to have been made on the date of such surrender of the certificate(s) evidencing shares of Series A Convertible Preferred Stock to be converted (the "Surrender Date") and the Person(s) entitled to receive the Common Stock deliverable upon conversion of such Series A Convertible Preferred Stock shall be treated for all purposes as the record holder(s) of such Common Stock on such date and thereafter. Conversion of Series A Convertible Preferred Stock may otherwise be achieved in accordance with such procedures as the Corporation and a majority of the Holders may agree.

          (iii) In the event that fewer than all shares of Series A Convertible Preferred Stock represented by a surrendered certificate are to be converted hereunder, a new certificate shall be issued at the Corporation's expense representing the shares of Series A Convertible Preferred Stock not so converted.

          (iv) In connection with the conversion of any shares of Series A Convertible Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price (as defined in the Investment Agreement) per share of Common Stock on the day on which such shares of Series A Convertible Preferred Stock are deemed to have been converted.

          (c) The conversion rate shall be adjusted from time to time as follows:

          (i) In case the Corporation shall, at any time or from time to time while any of the shares of Series A Convertible Preferred Stock are outstanding, (A) subdivide or reclassify its outstanding shares of Common Stock into a larger number of shares, or (B) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the conversion rate in effect immediately prior to such action shall be adjusted so that the Holder of any shares of Series A Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such Holder would have owned or have been entitled to receive immediately following such action had such shares of Series A Convertible Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this Section 6(c)(i) shall become effective immediately after the close of business on the effective date of a subdivision, reclassification or combination. If, as a result of an adjustment made pursuant to this Section 6(c)(i), the Holder of any shares of Series A Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors shall make an appropriate allocation of the adjusted conversion rate between or among shares of such classes of capital stock in accordance with the entitlements of the Common Stock underlying the Series A Convertible Preferred Stock in connection with such adjustment.

          (ii) Whenever an adjustment in the conversion rate is required, the Corporation shall forthwith place on file with its Transfer Agent a statement signed by its Chief Executive Officer, Chief Financial Officer or a Vice President and by its Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, stating the adjusted conversion rate determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment.

     (d) (i) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized and unissued stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Convertible Preferred Stock from time to time outstanding, solely for the purpose of effecting such conversion. The Corporation shall, from time to time, in accordance with the laws of the State of Iowa, increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Series A Convertible Preferred Stock.

          (ii) The Corporation will pay any and all stamp and transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Convertible Preferred Stock so converted were registered and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

     (e) In case of (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) or
(ii) any consolidation or merger of the Corporation with one or more other corporations (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock) or (iii) any sale or conveyance to another corporation or other entity of all or substantially all of the property of the Corporation, then the Corporation, or such successor corporation or other entity, as the case may be, shall make appropriate provision so that the holder of each share of Series A Convertible Preferred Stock then outstanding shall have the right to convert such share into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale, reclassification, change or conveyance by a holder of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger, sale, reclassification, change or conveyance, subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 6(c). If the holders of Common Stock are entitled to elect the consideration payable pursuant any consolidation, merger, sale, conveyance or other transaction or event set forth above, the Holders also shall be entitled to elect between such forms of consideration. The provisions of this paragraph shall apply similarly to successive consolidations, mergers, sales, conveyances or other transactions or events.

     (f) Whenever the number of shares of Common Stock into which each share of Series A Convertible Preferred Stock is convertible is adjusted as provided in this Section 6, the Corporation shall promptly mail to the Holders a notice in accordance with Section 8 below stating that the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series A Convertible Preferred Stock is convertible, as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

     7. LIMITED PRIORITY. The Series A Convertible Preferred Stock shall, to the extent of the Liquidation Preference set forth in Section 4, be senior in rank as to distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Corporation, to the Common Stock, or any class of equity securities of the Corporation which by its terms are junior to the Series A Convertible Preferred Stock, unless the Holders of 66 2/3 percent of the outstanding shares of the Series A Convertible Preferred Stock shall otherwise consent.

     8. NOTICES. The Corporation shall provide notice to each Holder of any action taken or proposed to be taken or any determination made by the Corporation and/or the Holder under the terms of this Certificate of Designations. Notice of any such action or determination by the Corporation and/or the Holder and all other notices and other communications provided for in this Certificate of Designations shall be delivered by facsimile and by reputable overnight courier,
     (a)  If to the Company, to:

     Pioneer Hi-Bred International, Inc,
     700 Capital Square
     Des Moines, Iowa  50309
     Attention:  General Counsel
     Telephone:  515-248-4800
     Telecopier:  515-248-4844

     with a copy to:

     Fried, Frank, Harris, Shriver & Jacobson
     One New York Plaza
     New York, New York 10004
     Facsimile:  (212) 859-4000
     Attn.:  Stephen Fraidin

     or such other address as the Corporation shall have furnished to the Holders in writing,

     (b) if to a Holder, to the address and facsimile number of such Holder listed on the Stock Books of the Corporation.

     9. DEFINITIONS. Certain capitalized terms are used herein as defined below:

     "AFFILIATE" of a Person has the meaning set forth in Rule
12b-2 under the Exchange Act.

     "ARTICLES OF INCORPORATION" means the Third Restated and
Amended Articles of Incorporation of the Corporation, as amended from time to time.

     "BENEFICIALLY OWNED" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, as in effect on the date hereof, without limitation by the 60-day provision in paragraph (d)(1)(i) thereof). The terms "Beneficial Ownership" and "Beneficial Owner" have correlative meanings.

     "BOARD" means the Board of Directors of the Corporation.

     "BUSINESS DAY" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Iowa are authorized or obligated by law or executive order to close.

     "CERTIFICATE OF DESIGNATIONS" means this Certificate of Designations, Powers, Preferences and Relative, Participating, Optional or other Rights, and the Qualifications, Limitations or Restrictions Thereof, creating the Series A Convertible Preferred Stock.

     "COMMON STOCK" means the Common Stock, par value $1.00 per share, of the Corporation.

     "COMMON VOTING POWER" means, in respect of any record date for any meeting of stockholders (or action by written consent in lieu of a meeting) the aggregate Votes represented by all then outstanding Voting Securities other than the Series A Convertible Preferred Stock as determined by the Board in accordance with the procedures set forth in the Articles of Incorporation based on the actual Votes entitled to be voted at such meeting (excluding any estimation of any kind, including as to who would have been entitled to 5 Votes per share if such shareholders had taken the requisite steps to obtain such Vote).

     "DIVIDEND" means any dividend or distribution on or in respect of the Common Stock of the Corporation, whether in cash, additional shares of Common Stock or other property.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

     "HOLDER" means a holder of record of a share or shares of Series A Convertible Preferred Stock.

     "INVESTMENT AGREEMENT" means the Agreement, dated as of August 6, 1997, between the Investor and the Corporation, as amended and/or restated from time to time.

     "INVESTOR" means E.I. du Pont de Nemours and Company.

     "INVESTOR GROUP" shall have the meaning set forth in the Investment Agreement.

     "INVESTOR GROUP TOTAL OWNERSHIP PERCENTAGE" means, with respect to the Investor Group calculated at a particular point in time, the ratio, expressed as a percentage, of (a) the total number of shares of Common Stock Beneficially Owned by the Investor Group and issuable upon conversion of (whether or not then convertible), or otherwise constituting the economic equivalent of, all Common Securities (as defined in the Investment Agreement) Beneficially Owned by the Investor Group, over (b) the total number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon conversion (whether or not then convertible) of, or otherwise constituting the economic equivalent of, all outstanding Common Securities; PROVIDED that in no event shall the Investor Group Total Ownership Percentage of all Holders of Series A Convertible Preferred Stock be greater than 20%.

     "IOWA LAW" shall mean the Business Corporation Act of the State of Iowa.

     "LIQUIDATION PREFERENCE" has the meaning specified in
Section 4 above.

     "OTHER INVESTOR AFFILIATE" shall have the meaning set forth in the Investment Agreement.

     "PER SHARE VOTE AMOUNT" means in respect of any record date for any meeting of stockholders (or action by written consent in lieu of a meeting) that number of Votes per share of Series A Convertible Preferred Stock equal to (x) the Total Preferred Vote Amount as of such record date amount divided by (y) the number of shares of Series A Convertible Preferred Stock outstanding as of such record date.

     "PERSON" means any individual, corporation, company, association, partnership, joint venture, limited liability company, trust or unincorporated organization, group (within the meaning of Rule 13d-5 under the Exchange Act) or a government or any agency or political subdivision thereof.

     "SERIES A CONVERTIBLE PREFERRED STOCK" has the meaning specified in Section 1 above.

     "STOCK BOOKS" means the stock transfer books of the Corporation relating to its Common Stock and Preferred Stock.

     "SUBSIDIARY" means, as to any Person, any other Person more than fifty percent (50%) of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries. A Subsidiary that is directly or indirectly wholly-owned by another Person except for directors' qualifying shares shall be deemed wholly-owned for purposes of this Agreement.

     "SURRENDER DATE" has the meaning specified in Section 6 above.

     "13D GROUP" shall mean any group of Persons who, with respect to those acquiring, holding, voting or disposing of Voting Securities would, assuming ownership of the requisite percentage thereof, be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D with the Securities and Exchange Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act, or who would be considered a "person" for purposes of Section 13(g)(3) of the Exchange Act.

     "TOTAL PREFERRED VOTE AMOUNT" means, in respect of the record date for any meeting (or action by written consent in lieu of a meeting) of shareholders of the Corporation to vote on any matter, an aggregate number of Votes equal to (a) the Common Voting Power as of such record date multiplied by (b) a fraction, the numerator of which is the Investor Group Total Ownership Percentage (expressed as a fraction carried to two decimal places) as of such record date and the denominator of which is
1.00 minus the Investor Group Total Ownership Percentage (expressed as a fraction carried to two decimal places) as of such record date; provided that in no event shall the Total Preferred Vote Amount be greater than 20% of Total Voting Power.

     "TOTAL VOTING POWER" means in respect of any record date for any meeting of stockholders (or action by written consent in lieu of a meeting) the aggregate Votes represented by all then outstanding Voting Securities as determined by the Board in accordance with the procedures set forth in the Articles of Incorporation based on the actual Votes entitled to be voted at such meeting (excluding any estimation of any kind, including as to who would have been entitled to 5 Votes per share if such shareholders had taken the requisite steps to obtain such Vote).

     "VOTES" shall mean, at any time, with respect to any Voting Securities, the total number of votes that would be entitled to be cast by the holders of such Voting Securities generally (by the terms of such Voting Securities, the Articles of Incorporation or any certificate of designations for such Voting Securities) in a meeting for the election of directors held at such time, including the votes that would be able to be cast by holders of shares of Series A Convertible Preferred Stock in accordance with the procedures set forth in the Articles of Incorporation based on the actual number of Votes entitled to be voted at such meeting (excluding any estimation of any kind, including as to who would have been entitled to 5 Votes per share if such shareholders had taken the requisite steps to obtain such
Vote).

     "VOTING SECURITIES" means the shares of Common Stock, the Series A Convertible Preferred Stock and any other securities of the Corporation entitled to vote generally for the election of directors, and any securities (other than employee stock options) which are convertible into, or exercisable or exchangeable for, Voting Securities.

     IN WITNESS WHEREOF, Pioneer Hi-Bred International, Inc., has caused this Certificate to be made under the seal of the Corporation and signed and attested by the undersigned officers of the Corporation this ____ day of ___________, 1997.

                            PIONEER HI-BRED INTERNATIONAL, INC.

                            By
                               Name:
                               Title:

     (Corporate Seal)

     Attest:

     By
       Name:
       Title: